MONTEAGLE FUNDS

FIRST AMENDMENT

TO THE COMPLIANCE SERVICES AGREEMENT

THIS AMENDMENT to the Compliance Services Agreement, dated as of November 1, 2019 (the “Agreement”), effective as of September 1, 2024, is entered into by and between Monteagle Funds, a Delaware Business Trust, having its principal office located at c/o Mutual Shareholder Services, LLC, 8000 Town Centre Drive, Suite 400, Broadview Heights, Ohio 44147  (hereinafter referred to as the “Trust”), and PJO Holdings, LLC d/b/a Investment Company Compliance Services, a Texas Limited Liability Company, having its principal office at 642 Cedar Creek Ranch Trail, Tuscola, Texas 79562 hereinafter referred to as “ICCS”).

RECITALS

WHEREAS, the Parties have entered into the Agreement; and

WHEREAS, the parties desire to modify Exhibit C to the Agreement to increase the compensation thereunder by the sum of Twelve Thousand Dollars ($12,000.00) per annum which will thereafter increase the annual compensation to One Hundred Eleven Thousand Dollars ($111,000.00).

WHEREAS, the Agreement allows for an amendment by a written instrument executed by both Parties.

NOW, THEREFORE, the Parties agree as follows:

1.

Exhibit C of the Agreement is hereby superseded and replaced with this Amended Exhibit C attached hereto.

2.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MONTEAGLE FUNDS

PJO HOLDINGS, LLC d/b/a INVESTMENT

COMPANY COMPLIANCE SERVICES

By: /s/ Dave J. Gruber

By: /s/ Paul B. Ordonio

       Dave J. Gruber, Trustee &

       Paul B. Ordonio, President

       Chairman of the Board

       Dated as of:  September 1, 2024

       Dated as of:  September 1, 2024

AMENDED - EXHIBIT C

to the

COMPLIANCE SERVICES AGREEMENT

(Effective Date of the Amendment – September 1, 2024)

CHIEF COMPLIANCE OFFICER

Compensation and Expense Reimbursement

ALL COMPENSATION FOR THE TRUST’S CCO IS SUBJECT TO BOARD APPROVAL.

Chief Compliance Officer

1.

Base Salary –One Hundred Eleven Thousand Dollars ($111,000.00)

2.

Discretionary Bonus (if any)

3.

Out-of-pocket expense reimbursement